UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2011

COMPUTER PROGRAMS AND SYSTEMS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-49796	74-3032373
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6600 Wall Street, Mobile, Alabama 36695

(Address of principal executive offices, including zip code)

(251) 639-8100

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Form 8-K/A is being filed as an amendment (“Amendment No. 1”) to the Current Report on Form 8-K filed by Computer Programs and Systems, Inc. (the “Company”) with the Securities and Exchange Commission on May 10, 2011 (the “Original Filing”). The sole purpose of this Amendment No. 1 is to disclose the Company’s decision regarding how frequently it will conduct shareholder advisory votes on executive compensation. No other changes have been made to the Original Filing.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the Company’s 2011 Annual Meeting of Stockholders, the Company’s stockholders voted on, among other matters, a proposal regarding the frequency of future shareholder advisory votes on the compensation of the Company’s named executive officers – or future “say-on-pay” votes. As previously reported by the Company in the Original Filing, a majority of the votes cast on the frequency proposal were cast in favor of holding an annual “say-on-pay” vote.

In light of the voting results with respect to the frequency proposal, at a meeting held on July 25, 2011, the Company’s Board of Directors decided that the Company will hold an advisory “say-on-pay” vote each year in connection with its annual meeting of stockholders until the next vote on the frequency of shareholder advisory votes on the compensation of executives or until the Board of Directors otherwise determines that a different frequency for such advisory votes is in the best interests of the stockholders. The next advisory vote on the frequency of future “say-on-pay” votes will occur no later than 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPUTER PROGRAMS AND SYSTEMS, INC.

Date: July 27, 2011	By:	/s/ David A. Dye
David A. Dye
Chief Financial Officer